Exhibit 99.1

Catalyst Pharmaceuticals Announces FDA Approval of Supplemental New Drug Application for FIRDAPSE® Expanding Patient Population to Include Pediatric Patients

FIRDAPSE is Now a Treatment Option for All LEMS Patients 6 Years of Age and Older in the U.S.

CORAL GABLES, Fla., Sept. 29, 2022 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (“Catalyst”) (Nasdaq: CPRX), a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare diseases, today announced that the U.S. Food and Drug Administration (“FDA”) has approved the supplemental New Drug Application (“sNDA”) to expand the indicated age range for FIRDAPSE® (amifampridine) Tablets 10 mg to include pediatric patients, six years of age and older for the treatment of Lambert-Eaton myasthenic syndrome (“LEMS”). FIRDAPSE is currently approved in the U.S. and Canada for the treatment of LEMS in adult patients.

“We are very pleased to have received FDA approval for the expanded pediatric indication for FIRDAPSE. While the U.S. LEMS pediatric population is an exceptionally small number of patients, this positive outcome helps ensure that all eligible LEMS patients have access to FIRDAPSE for the treatment of this rare disease,” stated Patrick J. McEnany, Chairman and CEO of Catalyst. “This milestone represents our long-standing and unwavering commitment to the LEMS patient community, and we are pleased that this medicine is now available for this important patient population. We look forward to building upon our recent achievements with a sustained focus on addressing the needs of LEMS patients. We thank the Agency for their collaboration during the review of this application and our Catalyst employees for their shared commitment to improving the lives of patients.”

As part of Catalyst’s efforts to help ensure those patients who can benefit from FIRDAPSE are able to obtain access, Catalyst offers a comprehensive patient access support program and patient assistance for qualifying LEMS patients through its Catalyst Pathways® program. More information is available for prescribers and patients by visiting www.yourcatalystpathways.com or by calling 1-833-422-8259.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare diseases. With exceptional patient focus, Catalyst is committed to developing a robust pipeline of cutting-edge, best-in-class medicines for rare diseases. Catalyst’s New Drug Application for FIRDAPSE® (amifampridine) Tablets 10 mg for the treatment of adults with Lambert-Eaton myasthenic syndrome (“LEMS”) was approved in 2018 by the U.S. Food & Drug Administration (“FDA”), and FIRDAPSE is commercially available in the United States as a treatment for adults and children ages six to seventeen with LEMS. Further, Canada’s national healthcare regulatory agency, Health Canada, has approved the use of FIRDAPSE for the treatment of adult patients in Canada with LEMS.

For additional information about the Company, please visit www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2021 and its other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Investor Relations Contact:

Mary Coleman Catalyst Pharmaceuticals

(305) 420-3200

mcoleman@catalystpharma.com

Media Contact:

David Schull Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com